EX-99.B-77M

SUB-ITEM 77M: Mergers.

WADDELL & REED ADVISORS FUNDS

Supplement dated January 31, 2018 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2018

On November 15, 2017, the Board of Trustees of Waddell & Reed Advisors (“WRA”) Funds approved the reorganization of the portfolios listed in the chart below into a corresponding portfolio of the Ivy Funds, an affiliated investment company. The Ivy Funds are managed by Ivy Investment Management Company, an affiliate of the investment manager of the WRA Funds. The reorganization is expected to close on or about February 26, 2018, and does not require shareholder approval.

Waddell & Reed Advisors Funds	Ivy Funds
Fixed Income Funds
Waddell & Reed Advisors High Income Fund	Ivy High Income Fund
Waddell & Reed Advisors Municipal High Income Fund	Ivy Municipal High Income Fund
Money Market Fund
Waddell & Reed Advisors Cash Management	Ivy Cash Management Fund

WRA Fund shareholders may continue to make additional investments in the WRA Funds above until February 22, 2018. In anticipation of the reorganization, the WRA Funds noted above will be closed to new shareholders as of February 21, 2018.

WRA Fund shareholders do not need to take any action regarding their account. Shares of a WRA Fund automatically will be converted, at net asset value, into shares of equal net asset value of the corresponding Ivy Fund on or about February 26, 2018. The reorganization is not a taxable event, and WRA Fund shareholders will not incur any sales loads or similar transaction costs in connection with the reorganization.

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WADDELL & REED ADVISORS FUNDS

Supplement dated December 8, 2017 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2017

and as supplemented April 10, 2017, July 28, 2017, August 11, 2017, September 29, 2017, October 16, 2017 and October 31, 2017

On November 15, 2017, the Board of Trustees of Waddell & Reed Advisors (“WRA”) Funds approved the reorganization of the portfolios listed in the chart below into a corresponding portfolio of the Ivy Funds, an affiliated investment company. The Ivy Funds are managed by Ivy Investment Management Company, an affiliate of the investment manager of the WRA Funds. The reorganization is expected to close on or about February 26, 2018, and does not require shareholder approval.

Waddell & Reed Advisors Funds	Ivy Funds
Equity Funds
Waddell & Reed Advisors Accumulative Fund	Ivy Accumulative Fund
Waddell & Reed Advisors New Concepts Fund	Ivy Mid Cap Growth Fund
Waddell & Reed Advisors Small Cap Fund	Ivy Small Cap Growth Fund
Waddell & Reed Advisors Vanguard Fund	Ivy Large Cap Growth Fund
Waddell & Reed Advisors Global Growth Fund	Ivy Global Growth Fund
Waddell & Reed Advisors Continental Income Fund	Ivy Balanced Fund
Waddell & Reed Advisors Science and Technology Fund	Ivy Science and Technology Fund

Waddell & Reed Advisors Wilshire Global Allocation Fund	Ivy Wilshire Global Allocation Fund
Fixed Income Funds
Waddell & Reed Advisors High Income Fund	Ivy High Income Fund
Waddell & Reed Advisors Municipal High Income Fund	Ivy Municipal High Income Fund
Money Market Fund
Waddell & Reed Advisors Cash Management	Ivy Cash Management Fund

WRA Fund shareholders may continue to make additional investments in the WRA Funds above until February 23, 2018. In anticipation of the reorganization, the WRA Funds noted above will be closed to new shareholders as of February 15, 2018.

WRA Fund shareholders do not need to take any action regarding their account. Shares of a WRA Fund automatically will be converted, at net asset value, into shares of equal net asset value of the corresponding Ivy Fund on or about February 26, 2018. The reorganization is not a taxable event, and WRA Fund shareholders will not incur any sales loads or similar transaction costs in connection with the reorganization.

Informational materials about the reorganization and the Ivy Funds will be mailed to shareholders on or about January 19, 2018.

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WADDELL & REED ADVISORS FUNDS

Supplement dated October 16, 2017 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2017

and as supplemented April 10, 2017, July 28, 2017, August 11, 2017 and September 29, 2017

Effective October 16, 2017, each of the Waddell & Reed Advisors (“WRA”) Funds listed in the chart below were reorganized into a corresponding series of the Ivy Funds. As a result, the WRA Funds listed below have been reorganized out of existence and are no longer offered for investment.

Waddell & Reed Advisors Funds	Ivy Funds
Equity Funds
Waddell & Reed Advisors Core Investment Fund	Ivy Core Equity Fund
Waddell & Reed Advisors Dividend Opportunities Fund	Ivy Dividend Opportunities Fund
Waddell & Reed Advisors Energy Fund	Ivy Energy Fund
Waddell & Reed Advisors Tax-Managed Equity Fund	Ivy Tax-Managed Equity Fund
Waddell & Reed Advisors Value Fund	Ivy Value Fund
Fixed Income Funds
Waddell & Reed Advisors Bond Fund	Ivy Bond Fund
Waddell & Reed Advisors Global Bond Fund	Ivy Global Bond Fund
Waddell & Reed Advisors Government Securities Fund	Ivy Government Securities Fund
Waddell & Reed Advisors Municipal Bond Fund	Ivy Municipal Bond Fund

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WADDELL & REED ADVISORS FUNDS

Supplement dated October 6, 2017 to the

Ivy Funds Combined Prospectus and Information Statement

dated September 8, 2017

Page 12, fourth paragraph of the Combined Prospectus and Information Statement is amended as follows:

CAN I STILL ADD TO MY EXISTING WRA FUND ACCOUNT UNTIL THE REORGANIZATION?

Yes. WRA Fund shareholders may continue to make additional investments until October 13, 2017, unless the WRA Trust Board determines to limit future investments to ensure a smooth transition of shareholder accounts or for any other reason. In anticipation of the Reorganization, the WRA Funds are expected to be closed to new shareholders as of October 2, 2017.